Exhibit 3.1

                            NOVASTAR FINANCIAL, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of NovaStar Financial, Inc., a Maryland corporation (the
"Corporation"), is hereby amended to provide that immediately upon the acceptance of these Articles of Amendment for record (the "Effective Time") with the State Department of Assessments and Taxation of Maryland (the "SDAT"), every four shares of Common Stock, $.01 par value per share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Common Stock, $.04 par value per share. No fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of the Effective Time.

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the Board of Directors of the
Corporation as required by the Maryland General Corporation Law (the "MGCL").
Pursuant to Section 2-309(e)(2) of the MGCL, no stockholder approval was required.

     THIRD: There has been no increase in the authorized stock of the
Corporation effected by the amendment to the charter of the Corporation as set forth above.

     FOURTH: The undersigned Chairman of the Board and Chief Executive Officer
acknowledges these Articles of Amendment to be the corporate act of the
Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board and
Chief Executive Officer and attested to by its Secretary on this 24th day of
July, 2007.

ATTEST:                                NOVASTAR FINANCIAL, INC.

By: /s/ Jeffrey D. Ayers               By:  /s/ Scott F. Hartman
   ---------------------------            ---------------------------
Name:  Jeffrey D. Ayers                 Name:  Scott F. Hartman
Title:  Secretary                       Title:  Chairman of the Board and
                                        Chief Executive Officer